SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Chairman of the Board

On March 18, 2013, the Board of Directors (the “Board”) of Vermillion, Inc. (the “Company”) elected Bruce A. Huebner to replace James S. Burns as Chairman of the Board, effective immediately. Mr. Huebner has been a member of the Board since May 2011 and recently served as the Company’s Interim President and Chief Executive Officer. Mr. Burns will continue to serve as a member of the Board.

Consulting Agreement with Mr. Huebner

The Company and Mr. Huebner entered into a short term consulting agreement for transition services dated as of March 18, 2013 (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Mr. Huebner will assist the Company as needed to aid in the integration and transition of the Company’s new President and Chief Executive Officer. Mr. Huebner will be paid $15,000 per month until the Consulting Agreement expires or is terminated, prorated for partial months. For any services in excess of forty hours per week (on average) provided during a month, the Company will pay Mr. Huebner at the rate of $250 per hour. The Consulting Agreement, which is cancelable upon notice by either party, has an initial term of three (3) months, after which it may be renewed for an additional six (6) month term by mutual agreement of the Company and Mr. Huebner. The Company currently has no other consulting agreements with directors, officers or former directors and officers of the Company.

Option Grant to New Chief Executive Officer

On March 18, 2013, the Board granted Thomas McLain, the Company’s President and Chief Executive Officer, an option to purchase 400,000 shares of the Company’s common stock, subject to approval by the Company’s stockholders of an increase in the number of shares authorized under the Company’s 2010 Stock Incentive Plan. The options will vest in forty-eight (48) equal monthly installments, with the first installment vesting on April 1, 2013, provided that in the event Mr. McLain is terminated “without cause” or “for good reason” within twelve (12) months following a “change of control” (as those terms are defined in the Employment Agreement entered into by and between Mr. McLain and the Company effective March 18, 2013, which agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed on March 13, 2013), one-hundred percent (100%) of any then-unvested shares under Company stock options then held by Mr. McLain will vest upon the date of such termination.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	10.1	Consulting Agreement between Vermillion, Inc. and Bruce A. Huebner, dated as of March 18, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: March 20, 2013	By:	/s/ Eric J. Schoen
Eric J. Schoen
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement between Vermillion, Inc. and Bruce A. Huebner, effective March 18, 2013